UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, DC 20549
FORM 8‑K
CURRENT REPORT Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): May 9, 2014
TOR Minerals International, Inc. (Exact Name of Registrant as Specified in Its Charter) Delaware (State or Other Jurisdiction of Incorporation)
0-17321 (Commission File Number) 722 Burleson Street Corpus Christi, Texas (Address of Principal Executive Offices)	74-2081929 (IRS Employer Identification No.) 78402 (Zip Code)
(361) 883-5591 (Registrant's Telephone Number, Including Area Code) N/A (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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ITEM 5.07           SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS.

(a)        The 2014 Annual Meeting of Stockholders of TOR Minerals International, Inc. was held on Friday, May 9, 2014 (the "Annual Meeting").

(b)        The Company's stockholders voted on the following four proposals (described in detail in the Company's definitive proxy statement filed with the Securities and Exchange Commission on March 21, 2014) at the Annual Meeting and cast their votes as follows:

Proposal No. 1.   The seven nominees named below were elected to serve as directors of the board of directors

Election of Directors	For	Withheld	Broker Non-Votes
Julie Ehmann	2,365,730	25,885	498,560
Thomas Pauken	2,366,896	24,719	498,560
Bernard Paulson	2,366,300	25,315	498,560
Douglas Hartman	2,367,026	24,589	498,560
Steven Paulson	2,280,746	110,869	498,560
Olaf Karasch	2,292,107	99,508	498,560
Tan Chin Yong	2,367,988	23,627	498,560

Proposal No. 2.   The appointment of UHY LLP as the independent registered public accounting firm for the year ending December 31, 2014 was ratified, and the voting results were as follows.

For	Against	Abstain
2,885,640	2,535	2,000

Proposal No. 3.   : The consideration of an advisory vote on executive compensation was voted as follows:

For	Against	Abstain	Broker Non-Votes
1,599,682	681,251	110,682	498,560

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SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
TOR MINERALS INTERNATIONAL, INC. _____________________ (Registrant)
Date: May 9, 2014	/s/ BARBARA RUSSELL
Barbara Russell Chief Financial Officer
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